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                                                                     EXHIBIT 2.2

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

    This Amendment to Agreement and Plan of Merger is entered into as of May 31, 1996 by and among Protocol Systems, Inc., an Oregon corporation ("Protocol"), Protocol Merger Corporation, a Wisconsin corporation ("Merger Sub"), and Pryon Corporation, a Wisconsin corporation ("Pryon").

    WHEREAS, Protocol, Merger Sub and Pryon (together, the "Parties") entered into an Agreement and Plan of Merger dated as of February 20, 1996 (the "Agreement");

    WHEREAS, the Parties desire to amend and restate certain provisions of the Agreement;

    NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

    1. Section 11.1.2 of the Agreement is hereby amended and restated as follows:

           11.1.2 By either Protocol or the Company if the Merger shall not have been consummated on or before July 12, 1996 (provided the terminating party is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

    2. The definition of "Protocol Market Value" as set forth in Section 1.1 of the Agreement is hereby amended and restated as follows:

           "Protocol Market Value": The average of the closing sale price of one Protocol Common Share, as reported on the Nasdaq/NMS, for the thirty (30) consecutive trading days ending on June 14, 1996.

    3. This Amendment shall be effected by substituting the pages attached hereto as Exhibit A for the pages with the same numbers in each existing copy of the Agreement and no other change or designation will be required to effect this Amendment.

    4. Except as set forth and modified herein, the Agreement shall remain unchanged and in full force and effect.

    IN WITNESS WHEREOF, this Amendment to the Agreement has been executed and delivered by the parties set forth below.

                                          PROTOCOL SYSTEMS, INC.

                                          By:          /s/ JAMES B. MOON

                                             -----------------------------------
                                              James B. Moon, President and CEO

                                          PROTOCOL MERGER CORPORATION

                                          By:          /s/ JAMES B. MOON

                                             -----------------------------------
                                              James B. Moon, President and CEO

                                          PRYON CORPORATION


                                          By:        /s/ DANIEL F. CARSTEN


                                             -----------------------------------
                                              Daniel F. Carsten, President and
                                                             CEO